Exhibit 23.0

Certified Public Accountants & Business Advisors 500 Warner Centre, 332 Fifth Avenue, Pittsburgh, PA 15222 Phone: 412-281-9211 Fax: 412-281-2407 wwww.esocpa.com	A Professional Corporation Direct Dial:
Independent Auditor’s Consent
We consent to the incorporation by reference of our report dated March 12, 2007 on the consolidated Statements of Financial Condition of FedFirst Financial Corporation and subsidiaries as of December 31, 2006 and December 31, 2005, and the related consolidated statements of income (loss), changes in stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2006, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 of FedFirst Financial Corporation, in the Registration Statements on Form S-8 (Nos. 333-124124 and 333-135672) filed by FedFirst Financial Corporation with the United States Securities and Exchange Commission.

Edwards Sauer & Owens, P.C.
Pittsburgh, Pennsylvania
March 22, 2007